    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 1997


                                             REGISTRATION NO. 333-17253

                                             POST-EFFECTIVE AMENDMENT NO. 1 TO
                                             REGISTRATION STATEMENT NO. 33-99324
---------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                    MBNA AMERICA BANK, NATIONAL ASSOCIATION

                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)

               (EXACT NAME AS SPECIFIED IN REGISTRANT'S CHARTER)

     UNITED STATES                  6025                   51-0331454
    (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
    JURISDICTION OF              INDUSTRIAL          IDENTIFICATION NUMBER)
   INCORPORATION OR         CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

                           WILMINGTON, DELAWARE 19884
                                 (800) 362-6255
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                M. SCOT KAUFMAN
                                 VICE CHAIRMAN
                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                        WILMINGTON, DELAWARE 19884-0864
                                 (800) 362-6255
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                   Copies to:


      CAMERON L. COWAN, ESQ.                   RICHARD F. KADLICK, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE LLP     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
        3050 K STREET, N.W.                        919 THIRD AVENUE
      WASHINGTON, D.C. 20007                   NEW YORK, NEW YORK 10022
          (202) 339-8400                            (212) 735-3000


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    From time to time after this registration statement becomes effective as determined by market conditions.

    If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                             ------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                   PROPOSED        PROPOSED
                                                                    MAXIMUM         MAXIMUM
                                                    AMOUNT         OFFERING        AGGREGATE        AMOUNT OF
TITLE OF EACH CLASS OF                               TO BE         PRICE PER       OFFERING        REGISTRATION
SECURITIES TO BE REGISTERED                       REGISTERED     CERTIFICATE*       PRICE*             FEE
-----------------------------------------------------------------------------------------------------------------
Asset Backed Certificates.....................   $10,000,000,000     100%       $10,000,000,000     $3,030,304
=================================================================================================================

* Estimated solely for the purpose of calculating the registration fee.
                               ------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to $1,366,850,000 of unissued Asset Backed Certificates registered under Registration Statement No. 33-99324 and this Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-99324. A filing fee of $471,327.59 was paid with Registration Statement No. 33-99324 in connection with such unissued Asset Backed Certificates.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED JANUARY 10, 1997

                                   PROSPECTUS


                        MBNA MASTER CREDIT CARD TRUST II

                           ASSET BACKED CERTIFICATES

                    MBNA AMERICA BANK, NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                            ------------------------

     The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in MBNA Master Credit Card Trust II (the "Trust"). The Trust has been formed pursuant to a pooling and servicing agreement between MBNA America Bank, National Association ("MBNA"), as seller and servicer, and The Bank of New York, as trustee. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series, in the related Prospectus Supplement. MBNA initially will own the remaining undivided interest in the Trust not represented by the Certificates issued by the Trust and will service the Receivables.



     Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or other type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables of the Trust at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, a collateral interest, a letter of credit, a surety bond, an insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.


     While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the Certificateholders of any previously issued Series.


     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 17 HEREIN.


                            ------------------------

    THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT
     REPRESENT INTERESTS IN OR OBLIGATIONS OF MBNA AMERICA BANK, NATIONAL
         ASSOCIATION OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A
           DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING
           ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE
              FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                             GOVERNMENTAL AGENCY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                            ------------------------
     Certificates may be sold by MBNA directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to MBNA from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of MBNA associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                            ------------------------
                The date of this Prospectus is January 10, 1997.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the certificate interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of each Class of Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates;
(g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS


     Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Agreement. See "Description of the Certificates -- Book-Entry Registration," "-- Reports to Certificateholders" and "-- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Seller does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                             AVAILABLE INFORMATION


     This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be reviewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, MBNA America Bank, National Association, Wilmington, Delaware 19884-0786. Telephone requests for such copies should be directed to MBNA America Bank, National Association at (800) 362-6255.

                               PROSPECTUS SUMMARY


     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus" beginning on page 60 herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.



TYPE OF SECURITIES.........  Asset Backed Certificates (the "Certificates")
                               evidencing an undivided ownership interest in the assets of MBNA Master Credit Card Trust II (the "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").



THE TRUST..................  The Trust was formed pursuant to a pooling and servicing agreement dated as of August 4, 1994, between MBNA, as seller and servicer, and The Bank of New York, as trustee (the "Trustee") (the "Agreement"). The Trust was created as a master trust under which one or more Series will be issued pursuant to a series supplement to the Agreement (a "Series Supplement"). Any Series issued by the Trust may or may not be a Series offered pursuant to this Prospectus. Each Prospectus Supplement will identify the Trust and all Series previously issued by the Trust.



TRUST ASSETS...............  The assets of the Trust include receivables (the
                               "Receivables") arising under certain
                               MasterCard(R) and VISA(R)* revolving credit card accounts (the "Accounts") selected from the portfolio of MasterCard and VISA accounts owned by MBNA (the "Bank Portfolio") and all monies due or to become due in payment of the Receivables (other than recoveries on charged-off Receivables), all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, and may include the right to receive Interchange, if any, allocable to the Certificates and all monies on deposit in certain bank accounts of the Trust (including any permitted investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. "Interchange" consists of certain fees received by MBNA from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. The term "Enhancement" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other similar arrangement for the benefit of the Certificateholders of such Series or Class. The term "Credit Enhancement" means, with respect to any Series or Class thereof, any letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the


---------------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

                               benefit of the Certificateholders of such Series or Class. Credit Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.


                             At the time of formation of the Trust and at
                               certain other times subsequent thereto, MBNA, as seller (in such capacity, the "Seller"), conveyed to the Trustee all Receivables existing under certain Accounts selected from the Bank Portfolio based on criteria provided in the Agreement and all Receivables arising under such Accounts from time to time thereafter until termination of the Trust. In addition, the Agreement provides that MBNA may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts"), the Receivables of which will be included in the Trust. The Agreement provides that in lieu of Additional Accounts or in addition thereto, MBNA may include in the Trust, participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Seller and collections thereon ("Participations"). See "The Receivables" and "Description of the Certificates -- Addition of Trust Assets."



CERTIFICATE INTEREST AND
    PRINCIPAL..............  Each Series of Certificates will represent an undivided interest in the assets of the Trust. Each Certificate of a Series will represent the right to receive payments of (i) interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or other type of rate and (ii) unless otherwise provided in the related Prospectus Supplement, payments of principal during the Controlled Amortization Period, the Principal Amortization Period, or, under certain limited circumstances, the Rapid Amortization Period (each, an "Amortization Period"), or on Scheduled Payment Dates, in which case such Series will have a Controlled Accumulation Period and, under certain limited circumstances if so specified in the related Prospectus Supplement, a Rapid Accumulation Period (each, an "Accumulation Period"), as well as, under certain limited circumstances, a Rapid Amortization Period, all as specified in the related Prospectus Supplement.


                             Each Series of Certificates will consist of one or
                               more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rates, interest rate and currency computation, and availability and form of Enhancement.


                             The assets of the Trust will be allocated among the
                               Certificateholders of each Series and the holder of the Seller Certificate and, in certain circumstances, the related Credit Enhancement Provider. The aggregate principal amount of the interest of the Certificateholders of a Series is referred to herein as the "Investor Interest" and is based on the aggregate amount of the Principal Receivables in the Trust allocated to such Series. If specified in any Prospectus Supplement, the term "Investor Interest" with respect to the related Series will include the Collateral Interest with respect to such Series. The aggregate principal amount of the interest of the holder of the Seller Certificate is referred to herein as the "Seller Interest," and is based on the aggregate amount of Principal Receivables in the Trust not allocated to the Certificateholders or any Credit Enhancement Provider. See "Description of the
                               Certificates -- General."



                             The Certificateholders of each Series will have the
                               right to receive (but only to the extent needed to make required payments under the Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the Certificates -- Investor Percentage and Seller Percentage."



                             The Certificates of each Series will represent
                               interests in the Trust only and will not represent interests in or obligations of the Seller or any affiliate thereof. A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.



RECEIVABLES................  The Receivables held in the Trust will arise in
                               Accounts that have been selected from the Bank Portfolio based on criteria provided in the Agreement and described in the related Prospectus Supplement as applied initially on the date (the "Cut-Off Date") specified in the related Prospectus Supplement and, with respect to certain Additional Accounts, if any, on the subsequent dates specified in the related Prospectus Supplement.



                             The Receivables will consist of amounts charged by
                               cardholders for goods and services and cash advances (the "Principal Receivables"), plus the related periodic finance charges and amounts charged to the Accounts in respect of certain credit card fees (the "Finance Charge Receivables"); provided, however, that if the Seller exercises the Discount Option with respect to the Trust, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates -- Discount Option." With respect to the characterization of annual credit card membership fees as Finance Charge Receivables, see "Description of the
                               Certificates -- Transfer of Annual Membership Fees." In addition, if so specified in the related Prospectus Supplement, certain amounts of Interchange attributed to cardholder charges for goods and services in the Accounts may be allocated to the Certificates of a Series or any Class thereof and treated as collections of Finance Charge Receivables for purposes of such Series or Class thereof or may be applied in some other manner as described in the related Prospectus Supplement. See "MBNA's Credit Card Activities -- Interchange."


                             During the term of the Trust, all new Receivables
                               arising in the Accounts will be transferred automatically to the Trust by the Seller. The total amount of Receivables in the Trust will fluctuate from day to day because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.



                             Pursuant to the Agreement, the Seller will have the
                               right (subject to certain limitations and conditions), and in some circumstances, such as the maintenance of the Seller Interest at a specified minimum level (the "Minimum Seller Interest"), will be obligated, to designate additional eligible revolving credit card accounts to be included as Additional Accounts and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created or, if so specified in the Prospectus Supplement relating to a Series, designate Participations to be included in the Trust in lieu thereof or in addition thereto. See "Description of the Certificates -- Addition of Trust Assets."



                             Pursuant to the Agreement, the Seller will have the
                               right (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates -- Removal of Accounts."



EXCHANGES..................  The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of Certificates that will be transferable and have the characteristics described below and (ii) a certificate that evidences the Seller Interest (the "Seller Certificate"), which initially will be held by the Seller and which will be transferable only as provided in the Agreement. Pursuant to any one or more Series Supplements to the Agreement, the holder of the Seller Certificate may tender the Seller Certificate or, if provided in the relevant Series Supplement, Certificates representing any Series (which may include Series offered pursuant to this Prospectus) issued by the Trust and the Seller Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Seller Certificate (any such tender, an "Exchange"). Any such Series may be offered to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder, directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.


                             An Exchange may occur only upon delivery to the
                               Trustee of the following: (i) a Series Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the Certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause
                               (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Seller to the effect that after giving effect to the Exchange the Seller would not be required to add the Receivables of any Additional Accounts pursuant to the Agreement and the Seller Interest would be at least equal to the Minimum Seller Interest and (vii) the existing Seller Certificate and, if applicable, the Certificates representing the Series to be exchanged. See "Description of the Certificates -- Exchanges."


DENOMINATIONS..............  Unless otherwise specified in the related
                               Prospectus Supplement, beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

REGISTRATION OF
  CERTIFICATES.............  Unless otherwise specified in the related
                               Prospectus Supplement, the Certificates of each Series initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Certificates in fully registered, certificated form ("Definitive Certificates") are issued under the limited circumstances described herein. See "Description of the
                               Certificates -- Definitive Certificates."

CLEARANCE AND SETTLEMENT...  Unless otherwise provided in the related Prospectus
                               Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or CEDEL or Euroclear (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of CEDEL or Euroclear. See "Description of the Certificates -- Book-Entry Registration."


SELLER AND SERVICER........  MBNA America Bank, National Association. The
                               principal executive offices of MBNA are located in Wilmington, Delaware 19884, telephone number 1-800-362-6255. The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement. In certain limited circumstances, MBNA may resign or be removed, in which event the Trustee or a third party servicer may be appointed as successor servicer (MBNA, or any such successor servicer, is referred to herein as the "Servicer"). MBNA is a wholly-owned subsidiary of MBNA Corporation (the "Corporation"). See "MBNA and MBNA Corporation."



COLLECTIONS................  Unless otherwise specified in the related
                               Prospectus Supplement, the Servicer will deposit all collections of Receivables in an account required to be established for such purpose by the Agreement (the "Collection Account"). All amounts deposited in the Collection Account will be allocated by the Servicer between amounts collected on Principal Receivables and amounts collected on Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may be otherwise characterized. See "Description of the Certificates -- Discount Option." All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of each Series of Certificates or Class thereof and the holder of the Seller Certificate and, in certain circumstances, certain Credit Enhancement Providers. See "Description of the
                               Certificates -- Investor Percentage and Seller Percentage."



INTEREST PAYMENTS..........  Interest on each Series of Certificates or Class thereof for each accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed or deposited into an escrow account or other account for the benefit of such Series of Certificates or Class thereof in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments or deposits on each Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust and from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment or deposit of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the
                               Certificates -- Application of Collections,"
                               "-- Shared Excess Finance Charge Collections," "Credit Enhancement" and "Risk Factors -- Credit Enhancement."


REVOLVING PERIOD...........  Unless otherwise specified in the related
                               Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Seller Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to early termination of the Revolving Period.


PRINCIPAL PAYMENTS.........  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein. See "Description of the Certificates -- Principal Payments."

CONTROLLED AMORTIZATION
  PERIOD...................  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed or deposited on or before any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series.

PRINCIPAL AMORTIZATION
  PERIOD...................  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions or deposits with respect to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earlier of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series, and (c) the Series Termination Date with respect to such Series.

CONTROLLED ACCUMULATION
  PERIOD...................  If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Controlled Accumulation Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each a

                               "Transfer Date") in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any deficit Controlled Accumulation Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Controlled Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

                             Funds on deposit in any Principal Funding Account
                               may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.


RAPID ACCUMULATION
  PERIOD...................  If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period,
                               (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date (the "Rapid Accumulation Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount. The term "Pay Out Event" with respect to a Series of Certificates means any of the events identified as such in the related Prospectus Supplement and any of the following:
                               (a) certain events of
                               insolvency or receivership relating to the Seller, (b) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement or (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Accumulation Period.


                             During the Rapid Accumulation Period, funds on
                               deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

RAPID AMORTIZATION
  PERIOD...................  During the period from the day on which a Pay Out
                               Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of (a) the date on which the Investor Interest of the Certificates of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Series Termination Date (the "Rapid Amortization Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider, monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid or deposited with respect to the Certificateholders of such Series or Class on or before the Distribution Date in the month following the commencement of the Rapid Amortization Period. See "Description of the Certificates -- Pay Out Events" for a discussion of the events which might lead to the commencement of a Rapid Amortization Period.

SHARED EXCESS FINANCE
  CHARGE COLLECTIONS.......  Any Series offered hereby may be included in a group of Series (a "Group"). If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge

                               Collections with respect to another Series within such Group or Class thereof to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, annual membership fees and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement ("Additional Interest")), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts. The term "Investor Charge-Off" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, but not more than such Investor Default Amount. See "Description of the Certificates -- Application of Collections,"
                               "-- Shared Excess Finance Charge Collections," "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" and "Credit Enhancement."

SHARED PRINCIPAL
  COLLECTIONS..............  If so specified in the related Prospectus
                               Supplement, to the extent that collections of Principal Receivables that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

FUNDING PERIOD.............  The Prospectus Supplement relating to a Series of
                               Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding

                               Period"), the aggregate amount of Principal
                               Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Investor Interest on the Closing Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Full Investor Interest") and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Principal Receivables are delivered to the Trust or as the Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event and the commencement of the Rapid Amortization Period, as specified in the related Prospectus Supplement.


                             During the Funding Period, funds on deposit in the
                               Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                             If so specified in the related Prospectus
                               Supplement, monies in the Pre-Funding Account with respect to any Series will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

CREDIT ENHANCEMENT.........  Credit Enhancement with respect to a Series or any
                               Class thereof may be provided in the form or forms of subordination, a letter of credit, a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account or other form of support as specified in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of different Series by a cross-support feature which requires that distributions of principal and/or interest be made with respect to Certificates of one or more Classes of a particular Series before distributions are made to one or more Classes of another Series.

                             The type, characteristics and amount of the Credit
                               Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Credit Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Credit Enhancement will be limited. The terms of the Credit Enhancement with respect to a Series, and the conditions under which the Credit Enhancement may be increased, reduced or replaced, will be described in the related Prospectus Supplement. See "Credit Enhancement" and "Risk
                               Factors -- Certificate Rating."


OPTIONAL REPURCHASE........  With respect to each Series of Certificates, the
                               Investor Interest will be subject to optional repurchase by the Seller on any Distribution Date after the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Investor Interest (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs. See "Description of the Certificates -- Final Payment of Principal; Termination."



TAX STATUS.................  Except to the extent otherwise specified in the related Prospectus Supplement, Special Counsel to the Seller will deliver its opinion that under existing law the Certificates of each Series will be characterized as debt for federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.



ERISA CONSIDERATIONS.......  Subject to the considerations described below and except to the extent otherwise specified in the related Prospectus Supplement, the Seller anticipates that each Class of Certificates will be eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the assets of the Trust would not be deemed "plan assets" of an employee benefit plan holding the Certificates of any Class if certain conditions are met, including that the Certificates of such Class must be held, upon completion of the public offering being made hereby and by the related Prospectus Supplement, by at least 100 investors who are independent of the Seller and of one another ("Independent Investors"). Except to the extent otherwise disclosed in the related Prospectus Supplement, the Seller expects that each Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition will be met. The Seller anticipates that the other conditions of the regulation will be met. If the assets of the Trust were deemed to be "plan assets" of an employee benefit plan investor (e.g., if the 100 Independent Investor criterion is not satis-

                               fied), violation of the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could result and generate excise tax and other liabilities under ERISA and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA would apply to all transactions involving the Trust's assets if such assets were treated for ERISA purposes as "plan assets" of employee benefit plan investors. Accordingly, fiduciaries or other persons contemplating purchasing Certificates or any Class on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations."


CERTIFICATE RATING.........  It will be a condition to the issuance of the certificates of each Series or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (the rating agency or agencies selected by the Seller to rate any Series, the "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                             A rating is not a recommendation to buy, sell or
                               hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Certificate Rating."

LISTING....................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.


     Potential Priority of Certain Liens. While the Seller has transferred interests in Receivables to the Trust, a court could treat any such transaction as an assignment of collateral as security for the benefit of holders of Certificates issued by the Trust. The Seller has represented and warranted in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken certain actions as are required to perfect the Trust's security interest in the Receivables and will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, and, with certain exceptions and for certain limited periods of time provided for in the Uniform Commercial Code, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "Description of the Certificates -- Representations and Warranties"). Nevertheless, if the transfer of Receivables to the Trust is deemed to create a security interest therein, a tax or government lien or other nonconsensual lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and if the FDIC were appointed conservator or receiver of the Seller, the conservator's or receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."



     Potential Effect of Insolvency or Bankruptcy of Seller or Other Holder of Seller Certificate. To the extent that the Seller has granted or will grant a security interest in Receivables to the Trust and that security interest is validly perfected before the Seller's insolvency and was not or will not be taken in contemplation of insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), provides that such security interest should not be subject to avoidance by the FDIC, as conservator or receiver for the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages". In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.



     If a conservator or receiver were appointed for the Seller, then a Pay Out Event could occur with respect to all Series then outstanding and, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless otherwise instructed by holders of more than 50% of the Investor Interest of each Series of Certificates, or with respect to any Series with more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement), thereby causing early termination of the Trust and a loss to Certificateholders of a Series if the net proceeds of such sale allocable to such Series were insufficient to pay the Certificateholders of such Series in full. If a Pay

Out Event occurs involving either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, the Rapid Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. A conservator or receiver may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series or to prohibit the continued transfer of Principal Receivables to the Trust. In addition, in the event of a Servicer Default relating to the conservatorship or receivership of the Servicer, if no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."



     Seller's Ability to Change Terms of the Receivables. Pursuant to the Agreement, the Seller does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Seller retains the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts, including changing the annual percentage rate from a fixed rate to a variable rate. A decrease in the monthly periodic finance charge and a reduction in credit card or other fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to each Series and the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period with respect to each Series. Under the Agreement the Seller has agreed that, except as otherwise required by law or as is deemed by the Seller to be necessary in order to maintain its credit card business, based upon a good faith assessment by it, in its sole discretion, of the nature of the competition in that business, the Seller will not reduce the annual percentage rate of the monthly periodic finance charges assessed on the Receivables or other fees on the Accounts if, as a result of such reduction, the Portfolio Yield for any Series as of such date would be less than the Base Rate for such Series. The terms "Portfolio Yield" and "Base Rate" for each Series will have the meanings set forth in the Prospectus Supplement relating to each Series. In addition, the Agreement provides that the Seller may change the terms of the contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, credit card fees, and charge offs), if such change (i) would not, in the reasonable belief of the Seller, cause a Pay Out Event for any related Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Seller which have characteristics the same as or substantially similar to the Accounts which are subject to such change. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above or in any Prospectus Supplement, there will be no restrictions on the Seller's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Seller to take actions which would change this or other Account terms.



     Effects of Consumer Protection Laws. Federal and state consumer protection laws impose requirements on the making and enforcement of consumer loans. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card and consumer credit industry or to reduce finance charges or other fees or charges applicable to credit card accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of monthly periodic finance charges and other credit card fees. One effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on the Accounts. If such legislation were to result in a significant reduction in the Portfolio Yield, a Pay Out Event could occur, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period would commence. See "Description of the Certificates -- Pay Out Events."

     Pursuant to the Agreement, the Seller will covenant to accept reassignment, subject to certain conditions described under "Description of the Certificates -- Representations and Warranties," of each Receivable that does not comply in all material respects with all requirements of applicable law. The Seller will make certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period is that the Seller will be obligated to accept reassignment, subject to certain conditions described under "Description of the Certificates -- Representations and Warranties," of the Receivables affected thereby. See "Description of the Certificates -- Representations and Warranties" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."


     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Credit Enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."


     Effects of Competition in the Credit Card Industry. The credit card industry is highly competitive. As new credit card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Seller's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Seller is unable to designate Additional Accounts to the Trust, a Pay Out Event could occur with respect to each Series, in which case the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period with respect to each Series would commence.



     Timing of Principal Payments Other Than at Expected Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period, a Principal Amortization Period or a Controlled Accumulation Period for a Series or Class thereof will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period for each such Series. Certificateholders should be aware that the Seller's ability to continue to compete in the current industry environment will affect the Seller's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in such monthly payment rate could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. See "Maturity Assumptions."



     In addition, if a Series utilizes a Pre-Funding Account, the Certificateholders of such Series may receive principal payments on their Certificates sooner than anticipated, potentially reducing the anticipated yield on such Certificates, if amounts on deposit in the Pre-Funding Account are not fully invested (to the extent of the Full Investor Interest for such Series) in Receivables prior to the termination of the Funding Period. See "Description of the Certificates -- Funding Period."



     Effect of Subordination on Subordinated Certificateholders. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Investor Interest with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.



     Scope of Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.


     The Seller will request a rating of the Certificates offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a Rating Agency pursuant to the Seller's request.


     Limited Credit Enhancement. Although Credit Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions as described in the related Prospectus Supplement. If the amount available under any Credit Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Credit Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Credit Enhancement."



     Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series of Certificates may bear interest at a fixed rate or at a floating rate based on an index other than such prime rate or other designated index. If there is a decline in such prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to such Series may not be similarly reduced.



     Master Trust Considerations. The Trust, as a master trust, has issued Series of Certificates prior to the date of this Prospectus and is expected to issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Credit Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. It is a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal

Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series. See "Description of the Certificates -- Exchanges."


     Effect of Addition of Trust Assets on Credit Quality. The Seller expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date or to previously-designated Additional Accounts, because such accounts were originated at a different date or were acquired from another institution. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. In addition, the Agreement provides that the Seller may add Participations to the Trust. The designation of Additional Accounts and Participations will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates -- Addition of Trust Assets."



     Certificateholders Have Limited Control of Actions Under
Agreement. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Series Supplement. However, the Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Investor Interest of other Series or of the Investor Interest of a specified Class of such other Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the related Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Seller. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series. In such instances, it may be difficult for the Certificateholders of such Series to achieve the results from the vote that they desire.



     Risks Presented by Social, Technological, Legal and Economic
Factors. Changes in use of credit and payment patterns by customers may result from a variety of social, technological, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in all 50 states and the District of Columbia or other United States territories and possessions. The Seller, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological, legal or economic factors will affect future use of credit or repayment patterns.



     Effects of Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their participating organizations. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."



                                   THE TRUST



     The Trust has been formed in accordance with the laws of the State of Delaware pursuant to the Agreement. The Trust will not engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates and the related Seller Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.

                         MBNA'S CREDIT CARD ACTIVITIES

GENERAL


     With respect to each Series of Certificates, the Receivables conveyed or to be conveyed to the Trust by MBNA pursuant to the Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts carry higher credit limits and offer a wider variety of services to the cardholders. MBNA currently services the Bank Portfolio in the manner described in the related Prospectus Supplement. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of MBNA by MBNA Hallmark Information Services, Inc. ("MBNA Hallmark"). See "-- Description of MBNA Hallmark." MBNA Hallmark is a wholly-owned subsidiary of MBNA.


ACQUISITION AND USE OF CREDIT CARD ACCOUNTS

     MBNA primarily relies on affinity marketing in the acquisition of new credit card accounts. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of members of organized membership groups with the endorsement of such group's leadership, and the second utilizes direct solicitation of purchased list prospects. MBNA also relies on targeted direct response marketing in the acquisition of new accounts.

     Credit applications that are approved are reviewed individually by a credit analyst, who approves the application and assigns a credit line based on a review of the potential customer's financial history and capacity to repay. Credit analysts review credit reports obtained through an independent credit reporting agency, and use a delinquency probability model to assist them in reaching a credit decision for each applicant. Credit analysts also review and verify other information, such as employment and income, when necessary to make a credit decision. Further levels of review are automatically triggered, depending upon the levels of risk indicated by the delinquency probability model. Credit analysts review applications obtained through pre-approved offers to ensure adherence to credit standards and that the appropriate credit limit is assigned. MBNA's Loan Review Department independently reviews selected applications to ensure quality and consistency. Less than half of all credit applications are approved.


     Credit card accounts that have been purchased by the Seller were originally opened using criteria established by institutions other than MBNA and may not have been subject to the same level of credit review as accounts established by MBNA. It is expected that portfolios of credit card accounts purchased by the Seller from other credit card issuers will be added to the Trust from time to time.


     Each cardholder is subject to an agreement with MBNA governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, MBNA reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that MBNA may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to MBNA and by not using the account.

     A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by MBNA to draw against their MasterCard or VISA credit lines. Cardholders may draw against their MBNA credit lines by transferring balances owed to other creditors to their MBNA accounts.

DESCRIPTION OF MBNA HALLMARK

     Credit card processing services performed by MBNA Hallmark include data processing, payment processing, statement rendering, card production and network services. MBNA Hallmark's data network provides an interface to MasterCard International Inc. and VISA U.S.A., Inc. for performing authorizations and funds transfers. Most data processing and network functions are performed at MBNA Hallmark's facility in Addison, Texas.

INTERCHANGE


     Creditors participating in the VISA and MasterCard associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Seller may be required, as described in the related Prospectus Supplement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the related Prospectus Supplement, and, unless otherwise provided in the related Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the Servicing Fee to the Servicer.


                                THE RECEIVABLES


     The Receivables conveyed to the Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the date of their designation (the "Trust Portfolio"). The Seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to such Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. Furthermore, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Seller will represent and warrant to the Trust that, as of the Closing Date and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates -- Representations and Warranties."



     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.


                              MATURITY ASSUMPTIONS

     Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such

Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during an Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period.

     No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Seller can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.


     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs and the Rapid Amortization Period commences, the average life and maturity of such Series of Certificates could be significantly reduced.


     Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during an Amortization Period or an Accumulation Period or on any Scheduled Payment Date, as applicable, or a Pay Out Event may occur which could initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                USE OF PROCEEDS

     The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Seller. The Seller will use such proceeds for its general corporate purposes.

                           MBNA AND MBNA CORPORATION

     MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA is a wholly-owned subsidiary of the Corporation. MBNA was organized in January 1991 as the successor of a national bank formed in 1982. The Corporation is a bank holding company organized under the laws of Maryland on December 6, 1990 and registered under the Bank Holding Company Act of 1956, as amended. The Prospectus Supplement for each Series of Certificates will provide additional information, including financial information, relating to MBNA, MBNA's credit card activities and the Corporation.

                        DESCRIPTION OF THE CERTIFICATES


     The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Seller Certificate. Each Series will be issued pursuant to the Agreement entered into by MBNA and the Trustee named in the related Prospectus Supplement and a Series Supplement to the Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement and the related Series Supplement.


GENERAL


     The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Investor Interest on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.


     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments and deposits of interest and principal will be made on Distribution Dates to Certificateholders in whose names the Certificates were registered on the record dates specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.


     For each Series of Certificates, the Seller initially will own the Seller Certificate. The Seller Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from the Trust. The holder of the Seller Certificate will have the right to a percentage (the "Seller Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the Agreement and the related Prospectus Supplement, the Seller Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See
"-- Certain Matters Regarding the Seller and the Servicer."



     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Seller Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Seller Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Seller Interest may also be reduced as the result of an Exchange. See "-- Exchanges."


     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "-- Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.


     DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.


     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Seller advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

INTEREST PAYMENTS


     For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed or deposited with respect to Certificateholders on the Distribution Dates. Interest payments or deposits on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding Monthly Period or Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment or deposit of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on the dates specified in the related Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES


     The Seller has transferred and assigned all of its right, title and interest in and to the Receivables in the Accounts and all Receivables thereafter created in the Accounts.



     In connection with each previous transfer of the Receivables to the Trust, the Seller indicated, and in connection with each subsequent transfer of Receivables to the Trust, the Seller will indicate, in its computer files that the Receivables have been conveyed to the Trust. In addition, the Seller has provided to the Trustee computer files or microfiche lists, containing a true and complete list showing each Account, identified by account number and by total outstanding balance on the date of transfer. The Seller will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Seller or the Servicer are not and will not be segregated by the Seller or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Seller are and will be required to be marked to evidence such transfer. The Seller has filed Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors -- Transfer of Receivables" and "Certain Legal Aspects of the Receivables."


EXCHANGES


     For each Series of Certificates, the Agreement will provide for the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Seller Certificate, a certificate which evidences the Seller Interest, which initially will be held by the Seller and will be transferable only as provided in the Agreement. The related Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Seller Certificate may tender such Seller Certificate, or the Seller Certificate and the Certificates evidencing any Series of Certificates issued by the Trust, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Seller Certificate. Pursuant to the Agreement, the holder of the Seller Certificate may define, with respect to any newly issued Series, all Principal Terms of such new Series. Upon the issuance of an additional Series of Certificates, none of the Seller, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by the Trust. However, as a condition of an Exchange, the holder of the Seller Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Seller may offer any Series under a Disclosure Document in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.



     Unless otherwise specified in the related Prospectus Supplement, the holder of the Seller Certificate may perform Exchanges and define Principal Terms such that each Series issued under the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Credit Enhancement, the holder of the Seller Certificate may deliver a different form of Credit Enhancement agreement. The holder of the Seller Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Seller Certificate will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under the Agreement.



     Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the holder of the Seller Certificate may perform an Exchange by notifying the Trustee at least three days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Seller Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Agreement will provide that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series,
(ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the Certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) a Tax Opinion, (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto executed by the Seller and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it,
(vi) an officer's certificate of the Seller to the effect that after giving effect to the Exchange the Seller would not be required to add Additional Accounts pursuant to the Agreement and the Seller Interest would be at least equal to the Minimum Seller Interest and (vii) the existing Seller Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Seller Certificate and the Certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Seller Certificate.

REPRESENTATIONS AND WARRANTIES


     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Seller was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Seller by the Trustee or to the Seller and the Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Seller (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period.



     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by the Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Seller or Servicer or receipt by the Seller of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Seller shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Seller shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Seller Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Seller shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Seller to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.



     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by the Trust (a) the Agreement will constitute a legal, valid and binding obligation of the Seller and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such

Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Trust may direct the Seller to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under the Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and the unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. If the Trustee or Certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders.



     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Account" will be defined to mean, as of the Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), each Account owned by the Seller (a) which was in existence and maintained with the Seller, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Seller as cancelled, counterfeit, deleted, fraudulent, stolen or lost, (e) which has either been originated by the Seller or acquired by the Seller from other institutions, and (f) which has not been charged off by the Seller in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. Under the Agreement, the definition of Eligible Account may be changed by amendment to the Agreement without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.



     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Seller, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Seller, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Seller or the Trust had good and marketable title free and clear of all liens and security interests arising under or through the Seller (other than certain tax liens for taxes not then due or which the Seller is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" under Article 9 of the UCC.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

ADDITION OF TRUST ASSETS


     As described above under "The Receivables," the Seller will have the right to designate for the Trust, from time to time, Additional Accounts to be included as Accounts. In addition, the Seller will be required to designate Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Seller will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created.


     Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Seller using credit criteria different from those which were applied by the Seller to the initial Accounts or may have been acquired by the Seller from an institution which may have had different credit criteria.


     If so specified in the Prospectus Supplement relating to a Series, in addition to or in lieu of Additional Accounts, the Seller under the Agreement is permitted to add to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Seller and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Seller which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.



     A conveyance by the Seller to the Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others:
(i) the Seller shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Seller shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Seller shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts or Participations; (iii) the Seller shall represent and warrant that (x) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Seller to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Seller is not insolvent; (iv) the Seller shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust and (v) under certain circumstances with respect to Additional Accounts, and in all cases with respect to Participations, each Rating Agency then rating any Series of Certificates outstanding under the Trust shall have consented to the addition of such Additional Accounts or Participations.



     In addition to the periodic reports otherwise required to be filed by the Servicer with the Commission pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of the Trust.


REMOVAL OF ACCOUNTS


     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, the Seller may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the related Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Trust; provided, however, that the Seller shall not make more than one such designation in any Monthly Period. The Seller will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller, cause a Pay Out Event to occur; (ii) the Seller shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) either (a) the Trust Portfolio is not more than 15% delinquent and the weighted average delinquency rate of the Trust Portfolio does not exceed 60 days or (b) the Trust Portfolio is not more than 7% delinquent and the weighted average delinquency rate of the Trust Portfolio does not exceed 90 days or (c) the Trust Portfolio is not more than the specified percentage delinquent and the weighted average delinquency rate of the Trust Portfolio does not exceed the number of days specified in the related Prospectus Supplement; (iv) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the holders of any Series of Certificates outstanding under the Trust were utilized in selecting the Removed Accounts to be removed from the Trust; (v) each Rating Agency then rating each Series of Certificates outstanding under the Trust shall have received notice of such proposed removal of Accounts and the Seller shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then-current rating for any such Series; (vi) the aggregate amount of Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified; (vii) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the related Prospectus Supplement) of the aggregate amount of the Principal Receivables in the Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal or approximately equal the initial Investor Interest or Full Investor Interest, as applicable, of such Series; (viii) such other conditions as are specified in the related Prospectus Supplement; and (ix) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (viii) above. Notwithstanding the above, the Seller will be permitted to designate as a Removed Account without the consent of the Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Seller will remove from its computer file.


COLLECTION AND OTHER SERVICING PROCEDURES

     For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

DISCOUNT OPTION


     The Seller may at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts with respect to the Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the Trust. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.


TRUST ACCOUNTS


     Unless otherwise specified in a Prospectus Supplement, the Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the Seller). The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution," defined as a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Corporation ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. Unless otherwise specified in the related Prospectus Supplement, funds in the Principal Account and the Finance Charge Account for the Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, and (vii) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Investor Certificates (such investments, "Permitted Investments"). Unless otherwise specified in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Seller. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

FUNDING PERIOD


     For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Trust or as the Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.


     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

INVESTOR PERCENTAGE AND SELLER PERCENTAGE


     The Servicer will allocate between the Investor Interest of each Series issued and outstanding (and between each Class of each Series) and the Seller Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Seller Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.


     The Seller Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

TRANSFER OF ANNUAL MEMBERSHIP FEES


     Unless otherwise specified in the related Prospectus Supplement, on or before the Transfer Date following each annual membership fee processing date, the Seller will accept reassignment of the Receivables representing such annual membership fee from the Trust. The Seller will pay to the Trust for such Receivable the amount of such annual membership fee. An amount equal to the product of (a) the Investor Percentages with respect to all Series issued by the Trust with respect to Finance Charge Receivables and (b) the amount of such annual membership fee will be deposited by the Seller into the Finance Charge Account and an amount equal to the product of (a) the Seller Percentage and (b) the amount of such annual membership fee will be paid to the holder of the Seller Certificate. Simultaneously with such reassignment, the Seller will retransfer the Receivable representing such annual membership fee to the Trust. Upon such retransfer, the Seller will make certain representations and warranties with respect to such Receivables, as provided above under "-- Representations and Warranties," as if such Receivable were a new Receivable created in an existing Account. Further, the amount of the Seller Interest will be increased to reflect the addition of such annual membership fee Receivable to the Trust. Unless otherwise provided in the related Prospectus Supplement, collections with respect to such annual membership fees will be treated as collections of Principal Receivables.

APPLICATION OF COLLECTIONS


     Unless otherwise specified in the related Prospectus Supplement, except as otherwise provided below, the Servicer will deposit into the Collection Account for the Trust, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer acceptable to the Rating Agency and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of the related Series or any Series of certificates previously-issued and then-outstanding, or
(b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.



     Unless otherwise specified in the related Prospectus Supplement, notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed or deposited on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.


     Unless otherwise specified in the related Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

          (a) an amount equal to the Seller Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Seller Certificate;

          (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;


          (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the holder of the Seller Certificate, provided that if after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing and the application of payments referred to in paragraph (a) above the Seller Interest is reduced to zero, the excess will be deposited in the Principal

     Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust;



          (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Seller Certificate until the Seller Interest is reduced to zero, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust; and


          (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

     In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.


     Any amounts collected in respect of Principal Receivables and not paid to the Seller because the Seller Interest is zero as described above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the Principal Account and paid to the Seller if and to the extent that the Seller Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the dates specified in the related Prospectus Supplement or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the Trust in the manner and order of priority specified in the related Prospectus Supplement.


SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any Series offered hereby may be included in a Group. The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. See "Description of the Certificates -- Application of Collections" and "-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

SHARED PRINCIPAL COLLECTIONS

     If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections will constitute Shared Principal Collections and will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables, comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Seller Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of the Senior Certificates to make up any Investor Default Amount allocable to such holders of Senior Certificates.

     With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.


     If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Seller Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Seller Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.


DEFEASANCE


     If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series or the Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Seller will deliver to the Trustee
(i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) a Tax Opinion.


FINAL PAYMENT OF PRINCIPAL; TERMINATION


     With respect to each Series, the Certificates will be subject to optional repurchase by the Seller on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.


     The Certificates of each Series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Seller or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.



     Unless the Servicer and the holder of the Seller Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) December 31, 2024, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Seller Certificate, the Trustee shall convey to the holder of the Seller Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.


PAY OUT EVENTS


     Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:


          (a) certain events of insolvency or receivership relating to the Seller;


          (b) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or



          (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


     In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Seller voluntarily enters liquidation or a receiver is appointed for the Seller, on the day of such event the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each

Class, and any other Person specified in the Agreement or a Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "-- Application of Collections" and in the related Prospectus Supplement.


     If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Risk Factors -- Certain Matters Relating to Receivership" and "Certain Legal Aspects of the
Receivables -- Certain Matters Relating to Receivership."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the related Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for the Trust will be allocable to the Seller Interest, the Investor Interests of any other Series issued by the Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Seller Interest.



     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than any tax imposed on or measured by income, including any federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.


CERTAIN MATTERS REGARDING THE SELLER AND THE SERVICER


     With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. MBNA, as initial Servicer, intends to delegate some of its servicing duties to MBNA Hallmark; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Agreement.



     The Agreement provides that the Servicer will indemnify the Trust and Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.


     In addition, the Agreement provides that, subject to certain exceptions, the Seller will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates or those which arise from any action of a Certificateholder) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the Delaware Uniform Partnership Law in which the Seller is a general partner.



     The Agreement provides that neither the Seller nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Seller, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.



     The Agreement provides that, in addition to Exchanges, if applicable, the Seller may transfer its interest in all or a portion of the Seller Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each outstanding Series as debt for federal income tax purposes.



     Any person into which, in accordance with the Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, upon execution of a supplement to the Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.


SERVICER DEFAULT


     Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Seller under the Agreement and in the Seller Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Seller the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

     Unless otherwise specified in the related Prospectus Supplement, "Servicer Default" under the Agreement refers to any of the following events:



          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);



          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;



          (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;


          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer; or

          (e) such other event specified in the related Prospectus Supplement.


     Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Seller and the holders of Certificates of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.


     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed,
(b) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are 35 or more days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the close of business on the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield for the preceding Monthly Period or Periods since the last Distribution Date, and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

     On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

EVIDENCE AS TO COMPLIANCE


     The Agreement provides that on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the Agreement during the period covered by such report (which shall be the period from July 1 (or for the initial period, the relevant Closing Date) of the preceding calendar year to and including June 30 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.



     The Agreement provides for delivery to the Trustee on or before August 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.


AMENDMENTS


     Unless otherwise specified in the related Prospectus Supplement, the Agreement and any Series Supplement may be amended by the Seller, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose, provided that (i) the Seller delivers an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.



     The Agreement and any related Series Supplement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders of any Series then outstanding, to provide for additional Enhancement or substitute Enhancement with respect to a Series, to change the definition of Eligible Account or to provide for the addition to the Trust of a Participation, provided, that
(i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.



     The Agreement and the related Series Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interests for all Series of the Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the Agreement and any Series Supplement.


LIST OF CERTIFICATEHOLDERS

     With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See
"-- Book-Entry Registration" and "-- Definitive Certificates" above.

THE TRUSTEE


     The Prospectus Supplement for each Series will specify the Trustee under the Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


     The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                               CREDIT ENHANCEMENT

GENERAL

     For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplements, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

     The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

COLLATERAL INTEREST

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Seller elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

RESERVE ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES


     The Seller has represented and warranted in the Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the related Receivables, except for the interest of the Seller as holder of the Seller Certificate, or the grant to the Trust of a security interest in such Receivables. The Seller also has represented and warranted in the Agreement that, in the event the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens and other nonconsensual liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates -- Representations and Warranties."



     The Seller has represented as to previously conveyed Receivables, and will represent as to Receivables to be conveyed, that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been and will be filed with the appropriate state and local governmental authority to protect the interests of the Trust in the Receivables.



     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Seller has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Seller has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as conservator or receiver of the Seller, certain administrative expenses of the conservator or receiver may also have priority over the interest of the Trust in such Receivable.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Seller is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Seller upon the occurrence of certain events relating to the Seller's financial condition.


     The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Seller could exercise. Positions taken by the FDIC prior to the passage of FIRREA do not suggest that the FDIC, if appointed as conservator or receiver for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of the Receivables, as described below. To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of the insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the FDIA provides that such security interest should not be subject to avoidance. As a result, payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as conservator or receiver of the Seller. If, however, the FDIC, as conservator or receiver for the Seller, were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages". In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.



     Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Seller, the Seller will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Trust. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Seller. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders or, if so specified in the related Prospectus Supplement, collected and held for the benefit of Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the related Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. See "Description of the Certificates -- Pay Out Events."


CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Seller, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Seller has warranted in the Agreement that all of the Receivables have been and will be created in compliance with the requirements of such laws. The Servicer also agrees in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates -- Representations and Warranties."



     Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Seller's credit card operations or the yield on the Receivables in the Trust.



     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible when the amount available under any Credit Enhancement is equal to zero. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."



                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL


     The following is a discussion of material federal income tax consequences relating to the investment in a Certificate offered hereunder. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.



OPINIONS OF COUNSEL



     In connection with the issuance of each particular Series of Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Seller ("Special Counsel"), will deliver certain tax opinions further discussed below generally to the effect that, for federal income tax purposes, (i) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (ii) the Certificates offered hereunder will be characterized as debt. See also "Description of the Certificates -- Exchanges." However, such opinions of Special Counsel with respect to the classification of the Trust and the Certificates are not binding upon the Internal Revenue Service (the "IRS") or the courts, and no ruling will be sought from the IRS with respect to the classification of either the Trust or the Certificates.



     Additionally, Special Counsel has prepared the statements under the headings "Summary of Terms -- Tax Status" and "Federal Income Tax Consequences" in this Prospectus, and has filed a separate tax opinion as an exhibit to the Registration Statement to the effect that such statements, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust and the Certificates on investors in offered Certificates generally and of related tax matters affecting investors generally. Such statements, however, do not purport to furnish information in the level of detail or with the attention to the investors specific tax circumstances that would be provided by an investor's own tax advisers with regard to the such tax consequences. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in Certificates.


     For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT


     The Seller expresses in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Seller, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.



     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.



     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, in connection with the issuance of each Series of Certificates offered hereunder, Special Counsel will deliver its opinion generally to the effect that, under current law as in effect on the Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.


TREATMENT OF THE TRUST


     General. The Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Seller Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or other holder of the Seller Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests (other than the Seller Certificate) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holder of the Seller Certificate) and the other holders of equity interests in the Trust. However, in connection with the issuance of each Series of Certificates, Special Counsel will deliver its opinion generally to the effect that, under current law as in effect on the

Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.



     Possible Treatment of the Trust as a Partnership, a Publicly Traded Partnership or an Association. Although, as described above, Special Counsel will deliver its opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion will be made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the Certificates or any other interest in the Trust (other than a Seller Certificate), including any Collateral Interest, were not debt obligations for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or an association taxable as a corporation for such purposes. Because Special Counsel will deliver its opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.



     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.



     Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.



     If the Trust treated as a partnership nevertheless were not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Seller Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. From time to time, legislation has been introduced in Congress that would affect the treatment of any "large partnership," defined as any partnership in which there are at least 250 partners in a taxable year. Under such legislative proposals, among other things, the availability of certain deductions to partners may be limited, and certain computations

(such as those relating to the level of allowable miscellaneous itemized deductions and the netting of capital gains and losses) would be made at the partnership rather than the partner level. No prediction can be made regarding whether any such legislation will be enacted or, if so, what its ultimate effective date will be.


     If the arrangement created by the Agreement were treated in whole or in part as a publicly traded partnership or an association taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).


TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

     Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

     Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS


     In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Seller (or the Trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code
Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Seller Certificate other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.


     Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

     If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

     Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

STATE AND LOCAL TAXATION


     The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.


                              ERISA CONSIDERATIONS

     Section 406 of ERISA and section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

     A violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with assets of any Plan if the Seller, the Trustee, any underwriters of such Series or any of their affiliates were a "party in interest" or a "disqualified person," with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor (the "DoL"). The Seller, the Trustee, any underwriters of a Series and their affiliates are likely to be "parties in interest" and "disqualified persons" with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Seller, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DoL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DoL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General

Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).


     Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Certificates will represent beneficial interests in the Trust, and despite the agreement of the Seller and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and section 4975 of the Code, unless either of the following exceptions applies.


     The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the related Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. Except to the extent otherwise disclosed in the related Prospectus Supplement, it is anticipated that the most senior Class of Certificates will meet the foregoing criteria for treatment as "public-offered securities." No restrictions will be imposed on the transfer of such Certificates. Except to the extent otherwise disclosed in the related Prospectus Supplement, it is expected that the most senior Class of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The most senior Class of Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.


     The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Seller as to whether the value of each class of equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.



     If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets," transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to a Plan that is a Certificate Owner might be prohibited under section 406 of ERISA and/or section 4975 of the Code and result in excise tax and other liabilities under ERISA and section 4975 of the Code unless an exemption were available. The five DoL class exemptions mentioned above may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Certificate by a Plan.


     The Certificates of any Series may not be purchased with the assets of a Plan if the Seller, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such

Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and (ii) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed herein and in the related Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS


     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by John W. Scheflen, Executive Vice President, General Counsel and Secretary of the Corporation and Senior Executive Vice President, Cashier and Secretary of MBNA, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the Seller. Certain legal matters relating to the issuance of the Certificates under the laws of the State of Delaware will be passed upon for the Seller by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Scheflen owns beneficially in excess of 100,000 shares of common stock of the Corporation, including options exercisable within sixty days under the Corporation's 1991 Long Term Incentive Plan.

                         INDEX OF TERMS FOR PROSPECTUS


                                        TERM                                           PAGE
------------------------------------------------------------------------------------  ------
Accounts............................................................................    1, 3
Accumulation Period.................................................................       4
Additional Accounts.................................................................       4
Additional Interest.................................................................      13
Agreement...........................................................................       3
Amortization Period.................................................................       4
Assignment..........................................................................      34
Bank Portfolio......................................................................       3
Base Rate...........................................................................      18
BIF.................................................................................      36
Cash Collateral Account.............................................................      48
Cash Collateral Guaranty............................................................      48
Cede................................................................................       2
CEDEL...............................................................................      27
CEDEL Participants..................................................................      27
Certificate Owners..................................................................       2
Certificate Rate....................................................................       4
Certificateholder...................................................................      27
Certificateholders..................................................................       2
Certificates........................................................................    1, 3
Class...............................................................................    1, 3
Closing Date........................................................................       9
Code................................................................................  16, 54
Collateral Interest.................................................................      48
Collection Account..................................................................       8
Commission..........................................................................       2
Controlled Accumulation Amount......................................................      11
Controlled Accumulation Period......................................................      10
Controlled Amortization Amount......................................................      10
Controlled Amortization Period......................................................       9
Controlled Deposit Amount...........................................................      11
Controlled Distribution Amount......................................................      10
Cooperative.........................................................................      28
Corporation.........................................................................       8
Credit Enhancement..................................................................       3
Credit Enhancement Percentage.......................................................      37
Credit Enhancement Provider.........................................................      44
Cut-Off Date........................................................................       5
Defaulted Accounts..................................................................       5
Definitive Certificates.............................................................       7
Depositaries........................................................................      26
Depository..........................................................................      26
Determination Date..................................................................      40
Disclosure Document.................................................................       7
Discount Percentage.................................................................      36
Distribution Account................................................................      36
Distribution Date...................................................................       8
DoL.................................................................................      56
DTC.................................................................................       2
Eligible Account....................................................................      33
Eligible Receivable.................................................................      33
Enhancement.........................................................................       3
Enhancement Invested Amount.........................................................      47
ERISA...............................................................................      16

                                        TERM                                           PAGE
------------------------------------------------------------------------------------  ------
Euroclear...........................................................................      28
Euroclear Operator..................................................................      28
Euroclear Participants..............................................................      28
Excess Finance Charge Collections...................................................      13
Exchange............................................................................       6
Exchange Act........................................................................       2
FDIA................................................................................      17
FDIC................................................................................       5
Finance Charge Account..............................................................      36
Finance Charge Receivables..........................................................       5
FIRREA..............................................................................      17
Full Investor Interest..............................................................      14
Funding Period......................................................................      13
Group...............................................................................      12
Holders.............................................................................      29
Independent Investors...............................................................      15
Indirect Participants...............................................................      26
Ineligible Receivable...............................................................      32
Interchange.........................................................................       3
Interest Funding Account............................................................      29
Interest Period.....................................................................       8
Investor Charge-Off.................................................................      13
Investor Default Amount.............................................................      13
Investor Interest...................................................................       5
Investor Percentage.................................................................       5
Investor Servicing Fee..............................................................      13
IRS.................................................................................      51
L/C Bank............................................................................      48
MBNA................................................................................       1
MBNA Hallmark.......................................................................      22
Minimum Seller Interest.............................................................       6
Monthly Interest....................................................................      13
Monthly Period......................................................................       8
Moody's.............................................................................      36
OID.................................................................................      54
Participants........................................................................      26
Participation Agreement.............................................................      34
Participations......................................................................   4, 34
Pay Out Event.......................................................................      11
Permitted Investments...............................................................      36
Plan Asset Regulation...............................................................      56
Plans...............................................................................      56
Portfolio Yield.....................................................................      18
Pre-Funding Account.................................................................      14
Pre-Funding Amount..................................................................      14
Principal Account...................................................................      36
Principal Amortization Period.......................................................      10
Principal Commencement Date.........................................................       9
Principal Funding Account...........................................................      11
Principal Receivables...............................................................       5
Principal Terms.....................................................................       7
Prospectus Supplement...............................................................       1
Qualified Institution...............................................................      36
Rapid Accumulation Period...........................................................      11
Rapid Amortization Period...........................................................      12
Rating Agency.......................................................................      16

                                        TERM                                           PAGE
------------------------------------------------------------------------------------  ------
Receivables.........................................................................    1, 3
Regulations.........................................................................      53
Removed Accounts....................................................................       6
Reserve Account.....................................................................      49
Revolving Period....................................................................       9
SAIF................................................................................      36
Scheduled Payment Date..............................................................       9
Securities Act......................................................................       7
Seller..............................................................................       4
Seller Certificate..................................................................       6
Seller Interest.....................................................................       5
Seller Percentage...................................................................      25
Senior Certificates.................................................................       4
Series..............................................................................    1, 3
Series Supplement...................................................................       3
Series Termination Date.............................................................      41
Service Transfer....................................................................      43
Servicer............................................................................       8
Servicer Default....................................................................      44
Servicing Fee.......................................................................       8
Shared Principal Collections........................................................      13
Special Counsel.....................................................................      51
Spread Account......................................................................      49
Standard & Poor's...................................................................      36
Subordinated Certificates...........................................................       4
Tax Opinion.........................................................................       7
Terms and Conditions................................................................      28
Transfer Date.......................................................................      11
Trust...............................................................................    1, 3
Trust Portfolio.....................................................................      23
Trust Termination Date..............................................................      41
Trustee.............................................................................       3
U.S. Certificate Owner..............................................................      52
U.S. Person.........................................................................      52
UCC.................................................................................      49
Unallocated Principal Collections...................................................      39
Underwriting Agreement..............................................................      58
Withholding Agent...................................................................      55

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in certain limited circumstances, the globally offered MBNA Master Credit Card Trust II Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.


     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.


     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior MBNA Master Credit Card Trust II issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.


     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior MBNA Master Credit Card Trust II issues in same-day funds.


     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear

Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or

Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the IRS has recently proposed new regulations that would revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these proposed regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

        Registration Fee................................................   $3,030,304
        Printing and Engraving..........................................      420,000
        Trustee's Fees..................................................       45,000
        Legal Fees and Expenses.........................................    1,200,000
        Blue Sky Fees and Expenses......................................       20,000
        Accountants' Fees and Expenses..................................      180,000
        Rating Agency Fees..............................................    3,600,000
        Miscellaneous Fees..............................................       60,000
                                                                           ----------
             Total......................................................   $8,555,304
                                                                           ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article TENTH of the Articles of Association of MBNA America Bank, National Association (the "Bank"), provides that the Bank shall indemnify and advance expenses to (a) its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law, and (b) to its officers to the same extent as its directors (and may do so to such further extent as is consistent with law). In addition, such Article provides that the Board of Directors may by by-law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law. Further, such Article provides that the Bank may purchase insurance for the purpose of indemnifying its directors and officers to the extent that such indemnification is permitted by the foregoing provisions and not prohibited by federal banking laws and regulations.

     Section 17 of the By-laws of the Bank provides that the Bank shall indemnify (a) its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law and (b) its officers to the same extent as its directors (and to such further extent as is consistent with law). In addition, such Section provides that the Bank shall indemnify its directors and officers who, while serving as directors or officers of the Bank, also serve at the request of the Bank as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law.

     Section 17 of the Bank's By-laws also provides that any director or officer seeking indemnification within the foregoing rights of indemnification shall be entitled to advances from the Bank for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law and that the Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. Further, such Section provides that the foregoing rights of indemnification shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

     The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director had been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a) Exhibits


 EXHIBIT
  NUMBER                                        DESCRIPTION
---------- -------------------------------------------------------------------------------------
 1.1   --  Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form S-3, No. 33-64244)
 4.1   --  Pooling and Servicing Agreement dated as of August 4, 1994, and certain other related agreements as Exhibits thereto (incorporated by reference to Form 8-K filed with the
           Securities and Exchange Commission on October 14, 1994)
 4.2   --  First Amendment to Pooling and Servicing Agreement dated as of March 11, 1996
           (incorporated by reference to Form 8-K filed with the Securities and Exchange
           Commission on May 14, 1996)
 4.3   --  Form of Series Supplement, Version #1 (including form of Certificate) (incorporated by reference to Exhibit 4.3 to the registrant's Registration Statement on Form S-3,
           No. 33-84890)
 4.4   --  Form of Series Supplement, Version #2 (including forms of Certificates) (incorporated by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-3,
           No. 33-84890)
 4.5   --  Form of Prospectus Supplement, Version #1
 4.6   --  Form of Prospectus Supplement, Version #2
 5.1   --  Opinion of Richards, Layton & Finger with respect to legality, including an opinion of John W. Scheflen, Esq. with respect to certain corporate matters as an Exhibit thereto
 8.1   --  Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
23.1   --  Consent of John W. Scheflen, Esq. (included in his opinion filed as an Exhibit to
           Exhibit 5.1)
23.2   --  Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as
           Exhibit 8.1)
23.3   --  Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit 5.1)
24.1   --  Powers of Attorney (included on page II-5)


(b) Financial Statements

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON JANUARY 10, 1997.

                                  MBNA AMERICA BANK, NATIONAL ASSOCIATION
                                       as originator of the Trust and Registrant

                                  By:             /s/ THOMAS DUNN
                                     -------------------------------------------
                                                     THOMAS DUNN
                                                SENIOR VICE PRESIDENT


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON JANUARY 10, 1997 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------


         /s/ JAMES H. BERICK, ESQ.*                               Director
---------------------------------------------
            JAMES H. BERICK, ESQ.

           /s/ CHARLES M. CAWLEY*                    Chief Executive Officer, Director
---------------------------------------------
              CHARLES M. CAWLEY

      /s/ BENJAMIN R. CIVILETTI, ESQ.*                            Director
---------------------------------------------
         BENJAMIN R. CIVILETTI, ESQ.

            /s/ JOHN R. COCHRAN*                                  Director
---------------------------------------------
               JOHN R. COCHRAN

            /s/ RONALD W. DAVIES*                                 Director
---------------------------------------------
              RONALD W. DAVIES

           /s/ BRUCE L. HAMMONDS*                                 Director
---------------------------------------------
              BRUCE L. HAMMONDS

            /s/ M. SCOT KAUFMAN*                     Chief Financial Officer, Director
---------------------------------------------
               M. SCOT KAUFMAN

             /s/ ALFRED LERNER*                                   Director
---------------------------------------------
                ALFRED LERNER

           /s/ RANDOLPH D. LERNER*                                Director
---------------------------------------------
             RANDOLPH D. LERNER

           /s/ VICTOR P. MANNING*                         Chief Accounting Officer
---------------------------------------------
              VICTOR P. MANNING

       /s/ STUART L. MARKOWITZ, M.D.*                             Director
---------------------------------------------
          STUART L. MARKOWITZ, M.D.

                  SIGNATURE                                        TITLE
---------------------------------------------  ----------------------------------------------


        /s/ MICHAEL ROSENTHAL, PH.D.*                             Director
---------------------------------------------
          MICHAEL ROSENTHAL, PH.D.

            /s/ LANCE L. WEAVER*                                  Director
---------------------------------------------
               LANCE L. WEAVER

           /s/ VERNON H.C. WRIGHT*               Chief Corporate Finance Officer, Director
---------------------------------------------
             VERNON H.C. WRIGHT


*By:       /s/ THOMAS DUNN
     -------------------------------
               THOMAS DUNN
            ATTORNEY-IN-FACT

---------------

* Note: Powers of Attorney appointing Vernon H.C. Wright, Thomas Wren, Mary Lou Beigel and Thomas Dunn, or any of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                    DESCRIPTION
---------- ------------------------------------------------------------------------------
 1.1   --  Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form S-3, No. 33-64244)
 4.1   --  Pooling and Servicing Agreement dated as of August 4, 1994, and certain other related agreements as Exhibits thereto (incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on October 14, 1994)
 4.2   --  First Amendment to Pooling and Servicing Agreement dated as of March 11, 1996
           (incorporated by reference to Form 8-K filed with the Securities and Exchange
           Commission on May 14, 1996)
 4.3   --  Form of Series Supplement, Version #1 (including form of Certificate)
           (incorporated by reference to Exhibit 4.3 to the registrant's Registration
           Statement on Form S-3, No. 33-84890)
 4.4   --  Form of Series Supplement, Version #2 (including forms of Certificates)
           (incorporated by reference to Exhibit 4.4 to the registrant's Registration
           Statement on Form S-3, No. 33-84890)
 4.5   --  Form of Prospectus Supplement, Version #1
 4.6   --  Form of Prospectus Supplement, Version #2
 5.1   --  Opinion of Richards, Layton & Finger with respect to legality, including an opinion of John W. Scheflen, Esq. with respect to certain corporate matters as an Exhibit thereto
 8.1   --  Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
23.1   --  Consent of John W. Scheflen, Esq. (included in his opinion filed as an Exhibit to Exhibit 5.1)
23.2   --  Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1)
23.3   --  Consent of Richards, Layton & Finger (included in its opinion filed as Exhibit
           5.1)
24.1   --  Powers of Attorney (included on page II-5)